UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2010

Callisto Pharmaceuticals, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-32325	13-3894575
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

420 Lexington Avenue, Suite 1609

New York, New York 10170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed solely to amend the description of the 11% Secured Promissory Notes due April 15, 2010 which were described incorrectly in the Form 8-K filed on March 23, 2010.  We have made no further changes to Form 8-K. This Form 8-K/A does not reflect events occurring after the filing of the Form 8-K, nor does it modify or update the disclosures and information contained in the Form 8-K in any way other than described in this paragraph.

Item 1.01.                                          Entry into a Material Definitive Agreement

On March 22, 2010, Callisto Pharmaceuticals, Inc. (the “Company”) reached an agreement with more than the requisite holders of 70% of the outstanding $603,163 principal amount of 11% Secured Promissory Notes due April 15, 2010 (the “Notes”) to extend the due date of the Notes to April 30, 2011.  In exchange for the amendment, the Company agreed to issue to the note holders 15% of the amount of principal and interest due on the Notes as of March 31, 2010 payable in shares of common stock, or 265,770 shares of  common stock.   The form of Request for Extension and Extension Agreement are filed as Exhibits 4.1 and 4.2, respectively, to this report.

Item 3.02                                             Unregistered Sales of Equity Securities.

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02 with respect to the shares of common stock issued to the holders of the Notes.  Each of the recipients of the shares of common stock represented that they were accredited investors and the Company did not make any general solicitation in connection with the issuance of the shares of common stock.  The issuance of the shares of common stock was made pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01.                                          Financial Statements and Exhibits

(d)         Exhibits.

4.1                                 Form of Request for Extension.*

4.2                                 Form of Extension Agreement.*

* Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:             March 24, 2010

CALLISTO PHARMACEUTICALS, INC.

By:	/s/ Gary S. Jacob
Gary S. Jacob, Ph.D.
Chief Executive Officer